SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  October 29, 2008

InSight Health Services Holdings Corp.

(Exact name of registrant as specified in charter)

Delaware

333-75984

04-3570028

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

26250 Enterprise Court, Suite 100, Lake Forest, CA 92630

(Address of principal executive offices) (Zip Code)

(949) 282-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On October 29, 2008, InSight Health Services Holdings Corp. (the “Company”) and a wholly owned subsidiary, InSight Health Services Corp. (“InSight”), entered into an amendment to a separation agreement with Marilyn U. MacNiven-Young.  The amendment provides that:

(i)    in light of Ms. MacNiven-Young’s specific knowledge and experience regarding the Company, she shall provide consulting services to the Company through September 30, 2009 (the approximate period through the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending June 30, 2009 and the proxy materials for the Company’s 2009 annual meeting of stockholders);

(ii)   she will be entitled to receive retainer payments of $26,855 each month for the period from November 1, 2008 to September 30, 2009 and $800 per hour of consulting services, in each case without withholding or deduction as an independent contractor;

(iii)  the payments she receives as a consultant replace the separation payments she would have received under the original separation agreement;

(iv)  if she breaches any term of the separation agreement, she will not be entitled to receive any consulting payments; and

(v)   Ms. MacNiven-Young may revoke the amendment at any time prior to November 6, 2008.

In connection with the appointment of Keith S. Kelson, effective as of November 1, 2008, as the Company’s Executive Vice President and Chief Financial Officer, InSight entered into an employment agreement with him.  Pursuant to his employment agreement, Mr. Kelson will receive a base salary of $260,000.

In connection with the appointment of Steven M. King as the Company’s Executive Vice President — Sales and Marketing, InSight entered into an employment agreement him.  Pursuant to his employment agreement, Mr. King will receive a base salary of $255,000.

Each of the employment agreements includes the following material terms:

•      Each executive will be eligible to receive an annual bonus in accordance with the executive incentive compensation plan for the then current fiscal year (80% of such bonus will be based on the Company achieving certain financial or other goals approved by the Company’s board of directors, and 20% of which will be based on the achievement of certain personal management objectives over the course of the year).

•      InSight shall purchase a life insurance policy on the life of the executive and payable to such beneficiary or beneficiaries as he may designate in an amount equal to three (3) times the amount of his annual salary.

•      Each executive shall also have the opportunity to participate in InSight’s life insurance, medical, health and accident and disability plan or program, pension plan or other similar benefit plan and the Company’s stock option plans.

•      Each executive will receive an automobile allowance of $750 per month.

•      The Company’s board of directors expects to award each executive non-statutory stock options to acquire 70,000 shares of the Company’s common stock. Such options will be subject to performance-based vesting, which will occur upon a successful refinancing of InSight’s outstanding $312.5 million in aggregate principal amount of senior secured floating rate notes.

•      Each executive’s agreement to certain covenants relating to noncompetition and nonsolicitation (relating to the Company’s employees and customers) during the term of his employment and continuing for a period of twelve (12) months thereafter.

Each employment agreement further provides that each executive’s employment will immediately terminate upon his death and the executors or administrators of his estate or legatees (as the case may be) will be entitled to all accrued and unpaid compensation up to the date of his death. InSight may upon thirty (30) days notice terminate an executive’s employment if he is unable substantially to perform his services required by the agreement for three (3) consecutive months or shorter periods aggregating three (3) months during any twelve (12) month period because of a permanent and total disability. If an executive’s employment is terminated because of a permanent and total disability he will be entitled to:

•      all accrued and unpaid compensation up to the date of termination;

•      twelve (12) months of compensation at the annual salary rate then in effect; and

•      continued benefits under all life insurance, medical, health and accident and disability plans or programs, in which he was entitled to participate immediately prior to the date of termination until the earlier of twelve (12) months after the date of termination or commencement of the executive’s benefits pursuant to full time employment with a new employer.

Notwithstanding the foregoing, InSight may reduce the above compensation by the amount which the executive is entitled to receive under the terms of InSight’s long-term disability insurance policy for senior executives, if any.

An executive’s employment and his agreement will terminate and he will be entitled to all accrued and unpaid compensation, as well as twelve (12) months of compensation at the annual salary rate then in effect upon the occurrence of the following:

(1)   Upon InSight’s thirty (30) days’ written notice to the executive of the termination of his employment in its discretion (i.e., without cause).  The agreements define cause as the occurrence of one of the following:

•      the executive being convicted or pleading guilty or no contest to (i) any crime or offense (other than any crime or offense relating to the operation of a motor vehicle) which is likely to have a material adverse impact on the business operations, financial operations or overall business reputation of InSight, or (ii) any felony offense;

•      the executive has committed fraud or embezzlement;

•      the executive having breached any of his obligations under the employment agreement and failed to cure the breach within thirty (30) days following receipt of written notice of such breach from InSight;

•      InSight after reasonable investigation, finds that the executive has violated material policies and procedures of InSight, including but not limited to, policies and procedures pertaining to harassment and discrimination;

•      the executive’s failure to obey a specific written direction from InSight’s board of directors (unless such specific written direction represents an illegal act), provided that (i) such failure continues for a period of thirty (30) business days after receipt of such specific written direction, and (ii) such specific written direction includes a statement that the failure to comply therewith will be a basis for termination thereunder; or

•      any willful act or willful omission on the executive’s part which is materially injurious to the financial condition or business reputation of the Company, InSight or their subsidiaries.

(2)   If an executive terminates his employment upon the occurrence of good reason and continuing for thirty (30) days thereafter. The agreement defines good reason as:

•      the relocation by InSight, without the executive’s consent, of his principal place of employment to a site that is more than eighty (80) miles from the executive’s principal residence (fifty (50) miles in the case of Mr. Kelson);

•      a reduction by InSight, without the executive’s consent, in his annual salary, duties and responsibilities, and title, as they may exist from time to time; or

•      a failure by InSight to comply with any material provision of the agreement which is not cured within thirty (30) days after notice of such noncompliance has been given by the executive, or if such failure is not capable of being cured in such time, for which a cure shall not have been diligently initiated by InSight within the thirty (30) day period.

(3)   If an executive’s employment is terminated by InSight without cause or he terminates his employment for good reason within twelve (12) months of a change in control.  A change in control shall generally be deemed to have occurred if:

•      any person, or any two or more persons acting as a group, and all affiliates of such person or persons (a “Group”), who prior to such time beneficially owned less than 50% of the then outstanding capital stock of InSight or the Company, shall acquire shares of InSight’s or the Company’s capital stock in one or more transactions or series of transactions, including by merger, and after such transaction or transactions such person or group and affiliates beneficially own 50% or more of InSight’s or the Company’s then outstanding capital stock, or

•           InSight or the Company shall sell all or substantially all of its assets to any Group which, immediately prior to the time of such transaction, beneficially owned less than 50% of the then outstanding capital stock of InSight or the Company.

In addition, if any agreement is terminated pursuant to the foregoing (1) – (3), InSight will maintain at its expense until the earlier of twelve (12) months after the date of termination or commencement of the executive’s benefits pursuant to full-time employment with a new employer under such employer’s standard benefits program, all life insurance, medical, health and accident and disability plans or programs, in which he was entitled to participate immediately prior to the date of termination.

Under certain circumstances an executive may not receive payments or benefits for a period of six (6) months following his termination, but following such six (6) month period he would receive such payments in a lump sum and be reimbursed the cost of such benefits.

Item 5.02	Departure of Directors or Principal Owners; Election of Officers; Appointment of Principal Officers.

On November 1, 2008, Keith S. Kelson, 41, was appointed the Company’s and InSight’s Executive Vice President and Chief Financial Officer.  Mr. Kelson served as Chief Financial Officer of Securus Technologies, Inc., a national telecommunications company, from September 2004 to July 2008 and served as Chief Financial Officer of Evercom Holdings, Inc., from March 2000 until it was acquired by Securus in September 2004.  Prior to joining Evercom in 1998, Mr. Kelson was a certified public accountant in the accounting and auditing services division of Deloitte & Touche LLP and held various financial positions with subsidiaries of Kaneb Services, Inc.  Mr. Kelson has over 20 years of combined accounting experience, serving seven of those years in public accounting with Deloitte & Touche LLP and thirteen years in financial management.  Mr. Kelson has a B.B.A. in Accounting from Texas Christian University, from which he graduated cum laude.  Mr. Kelson has had executive level education at IMD International in Lausanne, Switzerland.

In connection with his appointment, Mr. Kelson entered into an employment agreement with InSight.  The material terms of the Mr. Kelson’s employment agreement are described above in Item 1.01 and incorporated herein by reference into this Item 5.02.

Mr. Kelson’s appointment fills the vacancy caused by the previously announced departure of Mitch C. Hill, effective as of October 31, 2008.  Mr. Kelson will serve as the Company’s and InSight’s principal financial officer and principal accounting officer.

Item 9.01	Financial Statements and Exhibits

Exhibit No.

10.18	Amendment to Separation Agreement dated October 29, 2008, by and among the Company, InSight and Marilyn U. MacNiven-Young, filed herewith.

10.19	Executive Employment Agreement dated October 27, 2008, between InSight and Keith S. Kelson, filed herewith.

10.20	Executive Employment Agreement dated October 27, 2008, between InSight and Steven M. King, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	November 4, 2008	INSIGHT HEALTH SERVICES HOLDINGS CORP.

		By:	/s/ Brian G. Drazba
Brian G. Drazba
Senior Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.18	Amendment to Separation Agreement dated October 29, 2008, by and among the Company, InSight and Marilyn U. MacNiven-Young, filed herewith.

10.19	Executive Employment Agreement dated October 27, 2008, between InSight and Keith S. Kelson, filed herewith.

10.20	Executive Employment Agreement dated October 27, 2008, between InSight and Steven M. King, filed herewith.